UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WAshington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

           Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report: April 6, 2000



                      FIRST AMERICAN HEALTH CONCEPTS, INC.
             (Exact name of registrant as specified in its charter)


      Arizona                          0-15207                  86-0418406
(State or other jurisdiction          (Commission              (IRS Employer
of incorporation or organization)      File No.)             Identification No.)


7776 South Pointe Parkway West, Suite 150, Phoenix, Arizona       85044-5424
         (Address of principal executive offices)                 (Zip Code)


                                 (602) 414-0300
              (Registrant"s telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On April 1, 2000, James D. Hyman was promoted from Chief Operating Officer to President and Chief Executive Officer of First American Health Concepts, Inc.

     Mr. Hyman replaces John A. Raycraft who left the company on March 15, 2000, to pursue other interests. Mr. Raycraft also resigned as a member of the Board of Directors effective March 15, 2000.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: April 6, 2000                  FIRST AMERICAN HEALTH CONCEPTS, INC.


                                      /s/ Carolyn Hall
                                      ------------------------------------------
                                      Carolyn Hall
                                      Treasurer